Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Prospectus, constituting part of the Registration Statement of Vision-Sciences, Inc. and Subsidiaries on Form S-3, of our report dated June 2, 2011, on our audit of the consolidated financial statements of Vision-Sciences, Inc. and Subsidiaries as of March 31, 2011 and for the year then ended, which report was included in the Annual Report on Form 10-K filed June 2, 2011.  We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

December 30, 2011
Edison, New Jersey